EXHIBIT 99.1

Contacts: Rob Stewart
Investor Relations
FOR RELEASE	Tel (949) 480-8300
February 21, 2008	Fax (949) 480-8301

ACACIA RESEARCH REPORTS FOURTH QUARTER
AND RECORD YEAR END FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – February 21, 2008 – Acacia Research Corporation (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2007.

“Acacia Research revenues for the year ended December 31, 2007 were a record $52,597,000, up 51%, compared to $34,825,000 for 2006.  Acacia Research reported a loss from continuing operations of $7,359,000, or $0.26 per share, including non-cash patent amortization and non-cash stock compensation charges totaling $11,491,000.  Cash and short-term investments were $51,433,000 compared to $44,998,000 at the end of the prior year,” commented Acacia Research Chairman and CEO, Paul Ryan.

 “Acacia Research acquired control of 31 new patent portfolios during 2007 for future licensing and ended the year with 88 patent portfolios, up 54%, from 57 patent portfolios at the end of the prior year.  Acacia started generating revenues from 8 new licensing programs in 2007 and had begun generating revenues from 28 licensing programs by the end of 2007, up 40%, compared to 20 licensing programs at the end of the prior year.”

 “Fourth quarter 2007 revenues were $12,003,000 compared to $7,313,000 in the year ago period.  Acacia reported a fourth quarter loss from continuing operations of $3,532,000, or $0.12 per share, including non-cash patent amortization and non-cash stock compensation charges totaling $3,634,000. In the fourth quarter, Acacia generated revenues from 22 new licensing agreements, covering 10 different technologies, including initial revenues from 3 new licensing programs.”

 “In 2008, Acacia expects continued growth in revenues, new licensing programs and the acquisition of new patent portfolios for future licensing, as we continue to build our leadership position in technology licensing.  Quarterly revenues will continue to be uneven.  Acacia is at an early stage in growing its business and our success to date in completing over 540 licensing agreements, covering 28 different technologies is generating interest from technology companies, universities and research centers wanting us to partner with them and take over the licensing of their patented technologies,” concluded Mr. Ryan.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended December 31, 2007 and 2006

Fourth quarter 2007 license fee revenues were $12,003,000 versus $7,313,000 in the comparable 2006 period.  Fourth quarter 2007 revenues included license fees from 22 new licensing agreements covering 10 of our technology licensing programs, including initial license fee revenues for our Electronic Address List Management technology, Vehicle Magnetic Braking technology, and Telematics technology licensing programs.  Fourth quarter 2007 license fee revenues also included fees from the licensing of our DMT® technology, Audio/Video Enhancement and Synchronization technology, Image Resolution Enhancement technology, Audio Communications Fraud Detection technology, Portable Storage Devices with Links technology, Pop-up Advertising technology and Credit Card Fraud Protection technology.  To date, on a consolidated basis, our operating subsidiaries have generated revenues from 28 technology licensing programs.

Consolidated trailing twelve-month revenues totaled $52.6 million as of December 31, 2007, as compared to $47.9 million at September 30, 2007, $46.8 million as of June 30, 2007, $55.3 million as of March 31, 2007, and $34.8 million as of December 31, 2006.

Acacia Research Corporation reported a fourth quarter 2007 loss from continuing operations of $3,532,000 versus $3,095,000 in the comparable 2006 period.  Included in fourth quarter 2007 results from continuing operations are non-cash charges totaling $3,634,000, comprised of non-cash stock compensation charges of $2,132,000 and non-cash patent amortization charges of $1,502,000.   Fourth quarter 2006 results from continuing operations included non-cash charges of $2,346,000, comprised of non-cash stock compensation charges of $1,024,000 and non-cash patent amortization charges of $1,322,000.  The increase in non-cash stock compensation charges was due to the issuance of equity based incentive awards to new and existing employees during the second and third quarters of 2007.  Patent amortization expense in the fourth quarter of 2007 increased due to the amortization of patent acquisition costs incurred to acquire additional technology patent portfolios, subsequent to the end of the comparable 2006 period.

Fourth quarter 2007 marketing, general and administrative expenses increased to $6,070,000 (including non-cash stock compensation charges of $2,132,000) from $4,072,000 (including non-cash stock compensation charges of $1,024,000) in the comparable 2006 period.  Excluding the impact of the increase in non-cash stock compensation as described above, the net increase was due primarily to the addition of licensing, business development and engineering personnel, an increase in patent-related research and consulting expenses for new and ongoing licensing programs, and an increase in corporate, general and administrative costs related to the continued growth and expansion of our operations and the operations of our subsidiaries.  The increase was partially offset by a decrease in consulting expenses due to the expiration of the consulting agreement with the former CEO of Global Patent Holdings, LLC in January 2007 and a decrease in professional fees related to the split-off of CombiMatrix Corporation.

Operating expenses for the fourth quarter of 2007 and 2006 included inventor royalties expenses of $2,281,000 and $2,496,000, respectively, and contingent legal fees expenses of $3,746,000 and $1,922,000, respectively.  The majority of the patent portfolios that are owned or controlled by our operating subsidiaries are subject to patent and patent rights agreements with inventors containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis.  The economic terms of the inventor and contingent legal fee arrangements, if any, including royalty rates and contingent fee rates, vary across the patent portfolios owned or controlled by our operating subsidiaries.  As such, inventor royalties and contingent legal fees expenses fluctuate period to period, based on the amount of revenues recognized each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.  Certain of the patent portfolios generating revenues in the fourth quarter of 2007 had lower average inventor royalty rates associated with them, resulting in the 9% decrease in inventor royalties in the fourth quarter of 2007, as compared to the fourth quarter of 2006, despite the 64% increase in license fee revenues over the same periods, as discussed above.

Fourth quarter 2007 patent-related legal expenses were $2,561,000 versus $977,000 in the comparable 2006 period.  Patent-related legal expenses include patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis.  Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period.  Patent-related legal expenses include case related costs billed by outside counsel for discovery, depositions, economic analyses, damages assessments, expert witnesses and other consultants, case related audio/video presentations for the court, and other litigation support and administrative costs.

The increase in patent related legal expenses in the fourth quarter of 2007, as compared to the fourth quarter of 2006,  is primarily due to a net increase in the number of ongoing patent enforcement litigations and an increase in litigation support related out of pocket expenses, third party technical consulting expenses and professional expert expenses incurred in connection with certain of our patent portfolios that are further along in the prosecution of the related litigation and certain of our patent portfolios that have proceeded to trial and concluded.  We expect patent-related legal expenses to continue to fluctuate quarter to quarter based on the factors summarized above, in connection with current and future patent commercialization and enforcement programs.

For the Year Ended December 31, 2007 and 2006

License fee revenues recognized in 2007 increased 51% to $52,597,000 versus $34,825,000 in 2006.  License fee revenues in 2007 included fees from the licensing of our DMT® technology, Audio/Video Enhancement and Synchronization technology, Image Resolution Enhancement technology, Credit Card Fraud Control technology, Multi-Dimensional Bar Code technology, Product Activation technology, Audio Communications Fraud Detection technology,  Spreadsheet Automation technology, Portable Storage Devices with Links technology, Color Correction for Video Graphics Systems technology,  Pop-up Advertising technology, Rule-Based Monitoring technology, Virtual Computer Workspace technology, Electronic Address List Management technology, Vehicle Magnetic Braking technology, and Telematics technology.

Acacia Research Corporation reported a 2007 loss from continuing operations of $7,359,000 versus $5,363,000 in 2006.  Included in the 2007 results from continuing operations are non-cash charges totaling $11,491,000, comprised of non-cash stock compensation charges of $5,908,000 and non-cash patent amortization charges of $5,583,000.  2006 results from continuing operations included non-cash charges totaling $9,259,000, comprised of non-cash stock compensation charges of $3,946,000 and non-cash patent amortization charges of $5,313,000.  The increase in non-cash stock compensation charges was due to the issuance of equity based incentive awards to new and existing employees during the second and third quarters of 2007.

Marketing, general and administrative expenses for 2007 increased to $20,042,000 (including non-cash stock compensation charges of $5,908,000) from $14,123,000 (including non-cash stock compensation charges of $3,946,000) in the comparable 2006 period.  Excluding the impact of the increase in non-cash stock compensation described above, the net increase was due primarily to the addition of licensing, business development and engineering personnel, an increase in patent-related research and consulting expenses for new and ongoing licensing programs, an increase in accounting and legal fees related to the split-off transaction and an increase in corporate, general and administrative costs related to the continued growth and expansion of our operations and the operations of our subsidiaries.  The increase was partially offset by a decrease in consulting expenses due to the expiration of the consulting agreement with the former CEO of Global Patent Holdings, LLC in January 2007.

Operating expenses for 2007 and 2006 included inventor royalties expenses of $12,050,000 and $9,614,000, respectively, and contingent legal fees expenses of $17,174,000 and $7,545,000 respectively.  As described above, the economic terms of the inventor and contingent legal fee arrangements, if any, including royalty rates and contingent fee rates, vary across the patent portfolios owned or controlled by our operating subsidiaries.  As such, inventor royalties and contingent legal fees expenses fluctuate period to period based on the amount of revenues recognized each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.  A portion of 2006 revenues were comprised of license fees from patent portfolios without a contingent legal fee arrangement associated with them, resulting in the 128% increase in contingent legal fees expense from 2006 compared to 2007, as compared to the 51% increase in license fee revenues for the same periods, as discussed above.

Patent-related legal expenses for 2007 were $7,024,000 versus $4,780,000 in 2006.  Patent-related legal expenses include patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis.  Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period.  The increase in patent related legal expenses in 2007, as compared to 2006,  is primarily due to a net increase in the number of ongoing patent enforcement litigations and an increase in litigation support related out of pocket expenses, third party technical consulting expenses and professional expert expenses incurred in connection with certain of our patent portfolios that are further along in the prosecution of the related litigation and certain of our patent portfolios that have proceeded to trial and concluded.  We expect patent-related legal expenses to continue to fluctuate period to period based on the factors summarized above in connection with current and future patent commercialization and enforcement programs.

Financial Condition

Total assets were $71,051,000 as of December 31, 2007 compared to $65,390,000 as of December 31, 2006.  Cash and cash equivalents and short-term investments totaled $51,433,000 as of December 31, 2007 compared to $44,998,000 as of December 31, 2006.  Costs paid to acquire additional patent portfolios totaled $2,165,000 for the fourth quarter of 2007 and $3,760,000 for the year ended December 31, 2007.

Business Highlights and Recent Developments

Business highlights of the fourth quarter and recent developments include the following:

(Note:  Acacia Patent Acquisition Corporation, Disc Link Corporation, Financial Systems Innovation LLC, New Medium Technologies LLC, IP Innovation LLC and AV Technologies LLC, Telematics Corporation, Contacts Synchronization Corporation and Safety Braking Corporation, are all wholly owned operating subsidiaries of Acacia Research Corporation):

•	Disc Link Corporation entered into licenses with the following companies, covering patents relating to portable storage devices with links:

•	Business Objects S.A. resolving litigation that was pending in the United States District Court for the Eastern District of Texas.
•	SPSS Inc. resolving litigation that was pending in the United States District Court for the Eastern District of Texas with respect to certain SPSS products.

The portable storage devices with links technology generally relates to products sold or distributed on CDs or DVDs that include a link to retrieve additional data via the Internet.

•
Financial Systems Innovation LLC entered into releases and covenants not to sue or non-exclusive licenses with the following companies, covering a patent that applies to credit card fraud protection technology:

•	J. Choo USA, Inc. resolving a dispute that was pending before the United States District Court for the Northern District of Georgia.
•	Polo Ralph Lauren Corporation resolving a dispute that was pending before the United States District Court for the Northern District of Georgia.
•	The Hertz Corporation resolving a dispute that was pending before the United States District Court for the Northern District of Georgia.
•
Buth-Na-Bodhaige, Inc. with respect to The Body Shop Americas, Inc., which is a subsidiary of Buth-Na-Bodhaige, Inc., resolving a dispute that was pending before the United States District Court for the Northern District of Georgia.

•	Sharper Image Corporation resolving a dispute that was pending before the United States District Court for the Northern District of Georgia.
•	Z Gallerie resolving a dispute that was pending before the United States District Court for the Northern District of Georgia.
•	Shell Oil Company resolving a dispute that was pending before the United States District Court for the Northern District of Georgia.

The patented technology generally relates to a computerized system for protecting retailers and consumers engaged in credit card, check card, and debit transactions.  The system includes an electronic card reader, and the generation and use of a transaction number, which specifically identifies each transaction processed within the system.

•
New Medium Technologies LLC, IP Innovation LLC and AV Technologies LLC, entered into separate non-exclusive license agreements with two companies, covering patents that apply to Audio/Video Synchronization and Image Resolution Enhancement technologies.  The Audio/Video Enhancement and Synchronization technologies generally relate to the use of a noise reduction filtering system for digital video compression, and for video and audio signals received by digital radios and video displays. Other aspects of the technologies apply to the synchronization of audio/video signals.  The Image Resolution Enhancement Technology generally relates to the modification of a video or printed display to improve the perceived image quality beyond the basic pixel resolution of the display.

•
Telematics Corporation entered into separate non-exclusive license agreements with four companies, covering patents relating to systems and methods for displaying mobile vehicle information on a map.  The Telematics technology generally relates to systems and methods for displaying mobile vehicle information on a map.  This technology can be used in navigation and fleet management systems that combine wireless communication with GPS tracking and map displays.

•
Contacts Synchronization Corporation entered into settlement agreements with  AT&T and Alltel, in connection with their parts in the patent infringement lawsuit Civil Action No. 07-C-0250-C, filed in the Western District of Wisconsin.

•
Contacts Synchronization Corporation entered into license agreements with Sprint Nextel and T-Mobile USA, for rights to practice United States Patent No. 7,072,687, which discloses and claims technologies for synchronizing addresses between one device and another over a wireless communication network, in connection with the settlement of Sprint Nextel and T-Mobile’s parts in the patent infringement lawsuit Civil Action No. 07-C-0250-C, filed in the Western District of Wisconsin.

•
Safety Braking Corporation entered into a settlement agreement with Universal City Development Partners, Ltd. and Universal City Studios LP. The litigation involved patents that apply to vehicle magnetic braking technology.

•	Acacia Patent Acquisition Corporation continued its patent and patent rights acquisition activities as follows:

•
In November 2007, acquired patents for projector technology.  This patented technology generally relates to products and systems that include optics for projecting images.  This technology can be used in projectors for business and home theater applications, as well as rear projection TV’s.

•
In November 2007, acquired rights to patents for virtual server technology. The patented technology relates to server virtualization.  The technology can be used as a hardware replacement in enterprise, telecommunications, and ISP applications to consolidate servers and to centralize infrastructure management.

•
In November 2007, acquired patents for over-the-air programming technology. This patented technology generally relates to over-the-air updating of mobile devices.  It provides the capability to download both data and software programs to a mobile handset and also to instruct the handset to execute programs.  This technology may be used in cell phones for over-the-air activation, delivering program updates and downloading ring tones and wallpapers.

•
In November 2007, acquired a patent for compiler technology.  The patented technology generally relates to software object pre-compilation and linking in software compilers. The technology may be used in the development of application software such as operating systems, business software, video games, Internet commerce, and enterprise software.

•
In November 2007, acquired the rights to patents for copy protection technology. This patented technology prevents unauthorized duplication of media.  This technology can be used to protect movies and games distributed on optical disks, as well as other forms of content on other types of media.

•
In December 2007, acquired patents for allocating funds in spending accounts. This patented technology generally relates to systems and methods for allocating funds in authorized financial spending accounts.  This technology may be used in products such as Internet-related purchase accounts and pre-paid credit accounts.

•
In October 2007, Acacia Research Corporation announced that it named Brad Brunell, Senior Vice President.  Mr. Brunell joins the Company from Microsoft, where during his 16 year career he held a number of management positions, including General Manager, Intellectual Property Licensing.  Mr. Brunell, as General Manager, Intellectual Property Licensing, was responsible for inbound and outbound patent licensing.  He created and managed a team of negotiation, financial and legal experts which developed outbound intellectual property licensing programs and brought in intellectual property via acquisitions, strategic partnerships and licensing.

Previously as a Senior Director he was in a strategy role focusing on digital media adoption which included key deals with Time Warner and the Walt Disney Company, leading the negotiating team for the settlement of the Intertrust patent litigation, and putting together the Content Guard ownership structure between Microsoft, Time Warner and Thomson.  He also served on the board of Content Guard, a digital rights management patent licensing company.

His earlier career responsibilities as a Group Manager included managing business groups responsible for Microsoft's Digital Rights Management technologies in the Windows client product group and business development for Core Audio/Video technologies within the Windows platform.  Most recently he was a General Manager focused on incubation of new products and services.  Prior to Microsoft, Mr. Brunell owned a marketing company which he formed while earning a B.A. degree from the University of California, Los Angeles.

•
In January 2008, Acacia Research Corporation announced that it named Bradley Botsch, Vice President. Mr. Botsch joins Acacia from ON Semiconductor, where he was Vice President and Chief Intellectual Property Officer.  He was with ON Semiconductor since 2004 and initiated their patent licensing program and led the management of all patent enforcement activities and IP transactions.

Previously he was Associate General Counsel of Advanced Micro Devices (AMD) from 2000-2004 where he initiated AMD's patent licensing program and directed all licensing and litigation activities related to microprocessors, microcontrollers and memory.  From 1995-2000, Mr. Botsch was Motorola's Division Patent Attorney for the Ground System Division, which focused on ground based systems for wireless and satellite networks.

Earlier in his career he was a Senior Design Engineer for Motorola (1986-1989) and was a Patent Agent with Motorola (1990-1994) while attending law school full-time.

•
In January 2008, Acacia Research Corporation announced that it named Phillip Mitchell, Ph.D., Vice President, Engineering.  During his 25 year career, Dr. Mitchell has held a number of positions in the technology industry including North American Marketing Manager of Polytec, Manager, Technology Development of Newport Corporation, Engineering/Business Manager for Laser Products of JMAR Technologies, Technical & Product Marketing Manager of Melles Griot and Senior Member of Technical Staff, Hughes Research Laboratories.

Dr. Mitchell is a named inventor of a number of issued and pending patents and was awarded a Howard Hughes Doctoral Fellowship and the Hughes “Recognition of Innovation & Excellence in Laser Technology & Applications.”  Dr. Mitchell holds B.S., M.S., and Ph.D. degrees from Carnegie-Mellon University.

______________________________________________

A conference call is scheduled for today.  The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 656-7428 for domestic callers and (913) 312-1428 for international callers, both of whom will need to provide the operator with the confirmation code 3836459.  A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 3836459 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries develop, acquire, and license patented technologies.  Acacia Research’s subsidiaries control 91 patent portfolios covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, resource scheduling, spreadsheet automation, and user activated Internet advertising.

Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	December 31, 2007	December 31, 2006
			Discontinued Operations
		Continuing	Split-off of
	Consolidated	Operations	CombiMatrix Corp	Consolidated

Total Assets	$71,051	$65,390	$44,214	$109,604
Total Liabilities	$6,247	$4,276	$11,019	$15,295
Total Stockholders’ Equity	$64,804	$61,114	$33,195	$94,309

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues:
License fees	$12,003	$7,313	$52,597	$34,825

Total revenues	12,003	7,313	52,597	34,825

Operating expenses:
Marketing, general and administrative expenses (including non-cash stock
compensation expense of $2,132 and $5,908 for the three and twelve months ended December 31, 2007 and $1,024 and $3,946 for the three and twelve months ended December 31, 2006	6,070	4,072	20,042	14,123
Legal expenses - patents	2,561	977	7,024	4,780
Inventor royalties and contingent legal fees expense - patents	6,027	4,418	29,224	17,159
Write-off of patent-related intangible asset	-	-	235	297
Amortization of patents	1,502	1,322	5,583	5,313

Total operating expenses	16,160	10,789	62,108	41,672

Operating loss	(4,157)	(3,476)	(9,511)	(6,847)

Interest and investment income	655	381	2,359	1,524

Loss from continuing operations before income taxes	(3,502)	(3,095)	(7,152)	(5,323)

(Provision) benefit for income taxes	(30)	-	(207)	(40)

Loss from continuing operations	(3,532)	(3,095)	(7,359)	(5,363)

Discontinued operations - Split-off of CombiMatrix Corporation:

Loss from discontinued operations - Split-off of CombiMatrix Corporation	-	(4,544)	(8,086)	(20,093)

Net loss	$(3,532)	$(7,639)	$(15,445)	$(25,456)

Loss per common share:
Net loss from continuing operations	$(3,532)	$(3,095)	$(7,359)	$(5,363)
Basic and diluted loss per share	(0.12)	(0.11)	(0.26)	(0.19)

Discontinued operations - Split-off of CombiMatrix Corporation:
Loss from discontinued operations - Split-off of CombiMatrix Corporation	$-	$(4,544)	$(8,086)	$(20,093)
Basic and diluted loss per share	-	(0.10)	(0.14)	(0.49)

Weighted average shares:
Acacia Research - Acacia Technologies stock:
Basic and diluted	29,117,523	27,708,902	28,503,314	27,547,651
Acacia Research - CombiMatrix stock:
Basic and diluted	-	44,120,736	55,862,707	40,605,038